ISSI Announces First Fiscal Quarter 2015 Results

MILPITAS, Calif., Jan. 27, 2015 /PRNewswire/ -- Integrated Silicon Solution, Inc. (Nasdaq: ISSI) today reported financial results for the first fiscal quarter ended December 31, 2014.

First Fiscal Quarter and Recent Highlights:

  Reported total revenue of $80.9 million, compared to $84.2 million in the fourth fiscal quarter of 2014 and $79.1 million in the first fiscal quarter of 2014;
  Automotive revenue was essentially flat sequentially and increased 10.0% from the prior year;
  Industrial revenue decreased 4.7% sequentially and increased 8.0% from the prior year;
  Gross margin was 36.0%, compared to 35.3% in the fourth fiscal quarter of 2014 and 32.3% in the first fiscal quarter of 2014;
  GAAP net income was $0.10 per diluted share and non-GAAP net income was $0.20 per diluted share;
  Ended the quarter with cash and short-term investments of $132.1 million;
  Executed an agreement with Spansion to develop and supply HyperRam™ products based on the HyperBus™ Interface and licensed Spansion's complete line of Flash solutions;
  Expanded available products for automotive market with a broad line of automotive grade serial DTR flash solutions; and
  Announced a quarterly cash dividend of $0.06 per share to be paid on February 20, 2015, to stockholders of record as of February 9, 2015.

"Revenue in the December quarter was down a little more than our original seasonal expectations due to softness in Europe and China, but revenue did grow 2.3% compared to the year ago quarter. Gross margins increased sequentially by 70 basis points in the December quarter to the highest level since 2010 on continued cost reductions and the stronger U.S. dollar compared to the New Taiwan dollar," said Scott Howarth, ISSI's President and CEO. "We also continued to extend our design win traction across our end markets as customers transition to more advanced products and higher densities, which aligns with our expanded product portfolio.

"Also, during the December quarter, we continued to make significant progress on our flash and analog initiatives targeting automotive and industrial customers. Most notably, we broadened our collaborative agreements with Spansion, further expanding our available flash solutions. We also announced full production of our automotive grade serial NOR flash products supporting long-term system reliability in harsh operating environments. Additionally, we are actively pursuing increased design activity for our analog products targeting automotive lighting and audio applications, and have identified numerous analog design opportunities with automotive customers in the U.S., Europe and China."

First Fiscal Quarter 2015 Results
Revenue in the first fiscal quarter ended December 31, 2014 was $80.9 million, compared to $84.2 million in the fourth fiscal quarter of 2014 and $79.1 million in the first fiscal quarter of 2014. Revenue in the first fiscal quarter of 2015 included $72.9 million of SRAM and DRAM revenue, $6.3 million of NOR flash revenue, and $1.7 million of analog revenue.

GAAP gross margin in the first fiscal quarter was 36.0%, compared to 35.3% in the September 2014 quarter and 32.3% in the December 2013 quarter.

GAAP net income in the first fiscal quarter of 2015 was $3.2 million, or $0.10 per diluted share, compared to GAAP net income of $2.8 million, or $0.09 per diluted share, in the September 2014 quarter and GAAP net income of $5.4 million, or $0.18 per share, in the December 2013 quarter.

Non-GAAP net income in the December 2014 quarter was $6.3 million, or $0.20 per diluted share, compared to $6.2 million, or $0.19 per diluted share, in the September 2014 quarter and $5.7 million, or $0.19 per diluted share, in the December 2013 quarter.

Non-GAAP results exclude stock based compensation, amortization of intangibles related to acquisitions, legal expenses related to our litigation with GSI Technology, incremental proxy related expenses, gains on the sales of investments, and non-cash tax expense related to the utilization of previously recorded deferred tax assets. A reconciliation of our GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Dividend Payment
The ISSI Board of Directors has approved a dividend of $0.06 per share to be paid on February 20, 2015, to stockholders of record as of February 9, 2015.

March Quarter Outlook
The Company expects total revenue for the March quarter to range between $80.0 and $85.0 million, consisting of SRAM and DRAM revenue of between $72.0 million and $76.0 million, NOR flash revenue of between $6.5 million and $7.0 million, and analog revenue of between $1.5 million and $2.0 million. Gross margin for the March quarter is expected to range between 35.0% and 36.0%. GAAP operating expenses are expected to range between $24.5 million and $25.5 million, excluding any incremental proxy related expenses. GAAP net income is expected to be between $0.09 and $0.13 per diluted share and non-GAAP net income is expected to range between $0.18 and $0.23 per diluted share.

Conference Call Information
A conference call will be held today at 7:00 a.m. Pacific Time to discuss the Company's first fiscal quarter 2015 financial results. To access ISSI's conference call via telephone, dial 888-572-7034 by 6:50 a.m. Pacific Time. The participant passcode is 7037857. The call will also be webcast from ISSI's website at http://www.issi.com.

Non-GAAP Financial Information
In addition to disclosing results determined in accordance with GAAP, ISSI discloses its non-GAAP operating income, provision for income taxes and net income for certain periods that exclude stock based compensation, amortization of intangibles related to acquisitions, legal expenses related to our litigation with GSI Technology, incremental proxy related expenses, gains on sales of investments, and non-cash tax expense related to the utilization of previously recorded deferred tax assets. When presenting non-GAAP results, the Company includes a reconciliation of the non-GAAP results to the results under GAAP. Management believes that including the non-GAAP results assists investors in assessing the Company's operational performance and its performance relative to its competitors. The Company has presented its non-GAAP results as a complement to its results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to assist the public in measuring the Company's performance, to allocate resources and, relative to the Company's historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance. The economic substance behind management's decision to use such non-GAAP measures relates to the non-GAAP measures being a useful measure of the potential future performance of the Company's business. In line with common industry practice and to help enable comparability with other technology companies, the Company's non-GAAP presentation excludes the impact of the items described above. Other companies may calculate non-GAAP results differently than the Company, limiting its usefulness as a comparative measure. In addition, such non-GAAP measures may exclude financial information that some may consider important in evaluating the Company's performance. Management compensates for the foregoing limitations of non-GAAP measures by presenting certain information on both a GAAP and non-GAAP basis and providing reconciliations of the GAAP and non-GAAP measures.

About the Company
ISSI is a fabless semiconductor company that designs and markets high performance integrated circuits for the following key markets: (i) automotive, (ii) communications, (iii) industrial, and (iv) digital consumer. The Company's primary products are low, medium and high density DRAM and high speed and low power SRAM. The Company also designs and markets NOR flash products and high performance analog and mixed signal integrated circuits. ISSI is headquartered in Silicon Valley with worldwide offices in Taiwan, Japan, Singapore, China, Europe, Hong Kong, India, and Korea. Visit our web site at http://www.issi.com/.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning our continuing to extend our design win traction across our end markets as customers transition to more advanced products and higher densities, continuing to make significant progress on our flash and analog initiatives targeting automotive and industrial customers, NOR flash products supporting long-term system reliability in harsh operating environments, actively pursuing increased design activity for our analog products and having identified many analog design opportunities with automotive customers, and our outlook for the March 2015 quarter with respect to total revenue, SRAM and DRAM revenue, NOR flash revenue, analog revenue, gross margin, operating expenses and GAAP and Non-GAAP net income per share are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include supply and demand conditions in the market place (especially in the automotive market and the industrial market), unexpected reductions in average selling prices for our products, our ability to sell our products in our key markets (including automotive and industrial) and the pricing and gross margins achieved on such sales, our ability to continue to control or reduce operating expenses (including proxy related expenses), our ability to obtain a sufficient supply of wafers, wafer pricing, our ability to maintain sufficient inventory of products to satisfy customer orders, our ability to realize the expected benefits of our acquisitions including maintaining relationships with key customers, vendors and employees, changes in manufacturing yields, order cancellations, order rescheduling, product warranty claims, competition, the level and value of inventory held by OEM customers, the outcome of any existing or future litigation involving intellectual property or other matters (including our existing litigation with GSI) or other risks listed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended September 30, 2014. In addition, the financial information in this press release is unaudited and subject to any adjustments that may be made in connection with the year-end audit. The Company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

Integrated Silicon Solution, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Three Months Ended
	December 31,		September 30,
	2014	2013	2014

Net sales	$ 80,910	$ 79,123	$ 84,152
Cost of sales	51,765	53,594	54,471
Gross profit	29,145	25,529	29,681

Operating expenses:
Research and development	12,248	10,558	12,880
Selling, general and administrative	12,897	11,434	11,450
Total operating expenses	25,145	21,992	24,330

Operating income	4,000	3,537	5,351
Interest and other income (expense), net	162	431	204
Gain on sale of investments	-	3,121	-

Income before income taxes	4,162	7,089	5,555
Provision for income taxes	926	1,643	2,697

Consolidated net income	3,236	5,446	2,858

Net income attributable to
noncontrolling interests	(50)	(11)	(26)

Net income attributable to ISSI	$ 3,186	$ 5,435	$ 2,832

Basic net income per share	$ 0.10	$ 0.19	$ 0.09
Shares used in basic per share calculation	30,990	29,318	30,699

Diluted net income per share	$ 0.10	$ 0.19	$ 0.09
Shares used in diluted per share calculation	32,521	30,717	32,383

Reconciliation of GAAP to Non-GAAP Financial Measures

Operating income:
GAAP operating income	$ 4,000	$ 3,537	$ 5,351
Adjustments:
Litigation & Proxy	981	282	418
Chingis intangible asset amortization	347	347	347
Stock-based compensation expense	1,526	1,491	1,507
Total adjustments	2,854	2,120	2,272
Non-GAAP operating income	$ 6,854	$ 5,657	$ 7,623

Provision for income taxes:
On a GAAP basis	$ 926	$ 1,643	$ 2,697
Adjustments:
Non-cash tax expense	309	186	1,053
Tax impact of gains on sale of investments	-	1,092	-
Total adjustments	309	1,278	1,053
Non-GAAP provision for income taxes	$ 617	$ 365	$ 1,644

Net income attributable to ISSI:
On a GAAP basis	$ 3,186	$ 5,435	$ 2,832
Adjustments:
Litigation & Proxy	981	282	418
Chingis intangible asset amortization	347	347	347
Stock-based compensation expense	1,526	1,491	1,507
Gain on sales of investment	-	(3,121)	-
Non-cash tax expense	309	186	1,053
Tax impact of gains on sale of investments	-	1,092	-
Total adjustments	3,163	277	3,325
Non-GAAP net income	$ 6,349	$ 5,712	$ 6,157

Non-GAAP net income per share:
Basic	$ 0.20	$ 0.19	$ 0.20
Diluted	$ 0.20	$ 0.19	$ 0.19

Integrated Silicon Solution, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	September 30,
	2014	2014
	(unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$ 130,731	$ 137,534
Restricted cash	-	1,000
Short-term investments	1,417	1,477
Accounts receivable, net	51,735	50,458
Inventories	88,105	85,093
Other current assets	16,842	18,901

Total current assets	288,830	294,463
Property and equipment, net	57,350	58,847
Purchased intangible assets, net	4,746	5,093
Goodwill	9,178	9,178
Other assets	37,880	32,761
Total assets	$ 397,984	$ 400,342

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 50,501	$ 54,554
Accrued compensation and benefits	10,362	9,875
Accrued expenses	14,055	11,365
Current portion of long-term debt	195	195

Total current liabilities	75,113	75,989

Long-term debt	4,290	4,339
Other long-term liabilities	5,334	5,456

Total liabilities	84,737	85,784

Commitments and contingencies

Stockholders' equity:
Common stock	3	3
Additional paid-in capital	368,382	364,587
Accumulated deficit	(49,743)	(51,076)
Accumulated other comprehensive income (loss)	(7,533)	(1,044)

Total ISSI stockholders' equity	311,109	312,470

Noncontrolling interest	2,138	2,088

Total stockholders' equity	313,247	314,558
Total liabilities and stockholders' equity	$ 397,984	$ 400,342

(1) Derived from audited financial statements.

CONTACT: John M. Cobb, Chief Financial Officer, Investor Relations, (408) 969-6600,ir@issi.com, Shelton Group, Leanne Sievers, EVP, P: 949-224-3874, E: lsievers@sheltongroup.com, Matt Kreps, Managing Director, P: 214-272-0073,E: mkreps@sheltongroup.com